UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 17, 2004

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         0-12957                22-2372868
(State or other jurisdiction of           (Commission             (IRS Employer
        incorporation)                   File Number)            Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600

     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) reported today its results for the quarter and fiscal year (FY) ended June 30, 2004. For the fourth quarter of FY 2004, the Company reported adjusted net income of 1.2 million or $0.03 per diluted share, compared with adjusted net income of 23.8 million or $0.55 per diluted share for the fourth quarter of FY 2003. The Company's adjusted net income for the fourth quarter of FY 2004 and FY 2003 exclude the impact of isolated non-cash, non-operating, transactions related to the mutual termination of its proposed merger with NPS Pharmaceuticals, Inc. (NASDAQ: NPSP) in June 2003. The Company's adjusted net income for the fourth quarter of FY 2004 also excludes a non-cash charge related to the write-down of Enzon's investment in Micromet AG (private), which was made in April 2002 in the form of a convertible note that is due to Enzon in March 2006, and non-cash adjustments primarily related to an increase the Company's valuation allowance for certain deferred tax assets. These items are detailed within a reconciliation table presented later in this release.

On a reported basis, calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company reported a net loss of $7.3 million or $0.17 per diluted share for the fourth quarter of FY 2004, as compared to net income of $40.6 million or $0.93 per diluted share for the fourth quarter of FY 2003.

Enzon has reported adjusted net income because it believes that adjusted net income is indicative of the underlying operations of the business and is relevant to gaining an understanding of the Company's trends and potential future performance.

Combined product sales for the Company's four internally marketed products (ABELCET(R), ONCASPAR(R), DEPOCYT(R), and ADAGEN(R)) increased by $4.2 million or 18% to $27.3 million compared with $23.0 million for the prior year's comparable quarter. The increase is primarily attributable to increased ABELCET sales. For the fourth quarter of FY 2004, North American sales of ABELCET were $17.1 million compared with $14.2 million for the fourth quarter of FY 2003.

Sales of ONCASPAR for the fourth quarter of FY 2004 increased by $1.0 million or 26% to $4.8 million compared with $3.8 for the fourth quarter of FY 2003. The increase was primarily driven by additional sales and marketing efforts to support ONCASPAR.

Sales of DEPOCYT were $1.1 million for the fourth quarter of FY 2004, compared with $1.2 million for the fourth quarter of FY 2003. ADAGEN sales for the fourth quarter of FY 2004 increased to $4.3 million versus $3.8 million in the fourth quarter of FY 2003.

During the quarter, the Company recorded $4.1 million in manufacturing revenue related to the ABELCET business compared with $3.2 million for the fourth quarter of FY 2003.

Royalties for the fourth quarter of FY 2004 decreased by $8.8 million or 44% to $11.2 million compared with $20.0 million for the fourth quarter of FY 2003. Royalties are principally comprised of royalties from sales of PEG-INTRON marketed by Schering-Plough Corporation (NYSE: SGP). The decrease in royalties from the prior year is primarily due to the ongoing competition in the pegylated alpha interferon market.

The Company's investment in research and development increased by $4.0 million or 65% to $10.1 million in the fourth quarter of FY 2004 compared with $6.1 million for the fourth quarter of FY 2003. The increase over the prior year is primarily attributable to the advancement of the Company's late-stage product pipeline, namely Pegamotecan, ATG Fresenius S, and the shared product development costs with Inex Pharmaceutical Corporation (TSX: IEX) for Onco TCS, which will now be referred to by the new brand name Marqibo(TM) (vincristine sulfate liposomes injection).

Selling, general, and administrative expenses increased by $2.0 million or 21% to $11.8 million in the fourth quarter of FY 2004 versus $9.8 million for the fourth quarter of FY 2003. The increase over the prior year is primarily attributable to increased product promotional activities.

During the fourth quarter of FY 2004, the Company recorded tax expense of approximately $4.3 million compared to a deferred tax benefit of $439,000 for the fourth quarter of FY 2003.

The Company's cash and investments totaled $186.2 million as of June 30, 2004 compared with $153.3 million as of June 30, 2003. The increase in cash and investments was primarily the result of cash proceeds of $17.4 million related to the Company's sale of 880,075 shares of Nektar Therapeutics (Nasdaq: NKTR) common stock during the quarter ended March 31, 2004 and positive cash flow provided by the Company's operations. These increases were partially offset by the payment of $12.0 million to Inex for acquired in-process research and development related to the acquisition of the North American commercialization rights to Marqibo(TM) in January 2004.

The following table reconciles the Company's adjusted net income to GAAP net income for the three months ended June 30, 2004 and 2003:

                                                       Three Months Ended

                                                         (in thousands)
                                                    ------------------------
                                                    06/30/04        06/30/03
                                                    ------------------------
      GAAP net (loss) income                        ($7,312)        $ 40,552
      Adjusted net income data:
      Add: write-down of carrying value of note       8,341(1)            --
      Less: other income, net                        (2,033)(2)      (16,716)(4)
      Add: tax provision                              2,217(3)            --
                                                    -------         --------
      Adjusted net income                           $ 1,213         $ 23,836
                                                    =======         ========

1 Adjusted net income for the fourth quarter of FY 2004 excludes the write-down of Enzon's investment in Micromet AG, which was made in April 2002 in the form of a convertible note that is due in March 2006. The Company based its decision to write-down the note pursuant to GAAP due to uncertainty regarding the future realization of the carrying value of the asset.

2 Adjusted net income for the fourth quarter of FY 2004 excludes tax-adjusted investment income of $2.0 million related to the change in the fair value of a derivative hedging instrument entered into as a protective collar arrangement to reduce the Company's exposure associated with its 1.5 million shares of NPS common stock (discussed below).

3 Adjusted net income for the fourth quarter of FY 2004 excludes non-cash adjustments totaling $2.2 million that are primarily related to an increase in the Company's valuation allowance based on Enzon's belief that it is likely that it may not be able to utilize a portion of its research and development tax credits.

4 Adjusted net income for the fourth quarter of FY 2003 excludes tax adjusted other income related to the $36.0 million termination fee paid to Enzon in the form of 1.5 million shares of NPS common stock, related to the termination of the proposed merger between Enzon and NPS in June 2003. The termination fee is net of costs incurred related to the proposed merger.

The management of Enzon will be hosting a conference call today, August 17, 2004 at 5:00 PM EDT. All interested parties can access the live call using the following information:

                 Domestic Dial-In Number:           877-405-4056
                 International Dial-In Number:      706-679-3931
                 Access Code:                       9078442

Enzon's conference call will also be webcast in a "listen only" mode via the Internet at http://audioevent.mshow.com/179837. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call from Tuesday, August 17, 2004 at approximately 8:30 PM EDT. This rebroadcast will end on Tuesday, August 24, 2004 at midnight. The rebroadcast may be accessed using the following information:

                 Domestic Dial-In Number:           800-642-1687
                 International Dial-In Number:      706-645-9291
                 Access Code:                       9078442

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in North America by Enzon's specialized sales force. Enzon's science-focused strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products and technologies. Enzon has several drug candidates in various stages of development, independently and with partners, including Marqibo(TM) (formerly referred to as Onco TCS), for which a U.S. marketing application is currently being reviewed by the FDA for the treatment of relapsed aggressive non-Hodgkin's lymphoma. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

There are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimates," "continue," "anticipates," "intends," "expects," and similar expressions. An example of this includes the quoted statement above regarding revenue growth, pipeline advancement and the identification of strategic opportunities. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include: the risk that Marqibo(TM) (formerly Onco TCS) may not receive regulatory approval from the FDA under Subpart H of the Food and Drug Act and the fact that any such approval, if granted, will include post approval commitments; the risks that any or all of Pegamotecan, SS1P and ATG Fresenius S will not successfully progress through clinical studies; and the risk that Enzon will not be able to successfully conclude any strategic transactions with third parties for the acquisition of rights to other products; as well as those described in Enzon's Form 10-K and Forms 10-Q on file with the SEC, such as: risks associated with Enzon's ability to successfully launch and market Marqibo(TM) and Enzon's ability to sustain profitability and positive cash flow; risks in obtaining and maintaining regulatory approval for indications and expanded indications for Enzon's products; risks regarding market acceptance of and continuing demand for Enzon's products; rules associated with the timing and results of clinical trials generally; and the impact of competitive products and pricing. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.

All information in this press release is as of August 17, 2004 and the Company undertakes no duty to update this information.

                        (Financial statements to follow)

                  Enzon Pharmaceuticals, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                    Three Months ended June 30, 2004 and 2003
                     (In thousands, except per share data)
                                   (Unaudited)

                                                        June 30, 2004    June 30, 2003
                                                        ------------------------------
Revenues:
  Net sales                                               $ 27,258         $ 23,014
  Manufacturing revenue                                      4,084            3,246
  Royalties                                                 11,246           20,024

  Contract revenue                                             262              394
                                                          --------         --------
    Total revenues                                          42,850           46,678
                                                          --------         --------
Costs and expenses:

  Cost of sales and manufacturing revenues                  11,792           10,662

  Research and development expenses                         10,058            6,083
  Selling, general and administrative expenses              11,814            9,785

  Amortization of acquired intangibles                       3,358            3,923

  Write-down of carrying value of investments                8,341               --
                                                          --------         --------

     Total costs and expenses                               45,363           30,453
                                                          --------         --------
      Operating (loss) income                               (2,513)          16,225
                                                          --------         --------
Other income (expense):
  Investment income, net                                       652              512
  Interest expense                                          (4,957)          (4,957)
  Other income                                               3,789           28,333
                                                          --------         --------
                                                              (516)          23,888
                                                          --------         --------
Income (loss) before taxes                                  (3,029)          40,113

Tax provision (benefit)                                      4,283             (439)
                                                          --------         --------

Net (loss) income                                           (7,312)        $ 40,552
                                                          ========         ========

Basic (loss) earnings per common share                      ($0.17)        $   0.94
                                                          ========         ========

Diluted (loss) earnings per common share                    ($0.17)        $   0.93
                                                          ========         ========

Weighted average number of common shares
     issued and outstanding - basic                         43,394           43,264
                                                          ========         ========

Weighted average number of common shares issued
     and outstanding and dilutive potential common
     shares outstanding                                     43,394           43,609
                                                          ========         ========

                  Enzon Pharmaceuticals, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                   Twelve months ended June 30, 2004 and 2003
                     (In thousands, except per share data)
                                   (Unaudited)

                                                        June 30,          June 30,
                                                          2004              2003
                                                       ---------         ---------
Revenues:
  Net sales                                            $ 107,922         $  59,264
  Manufacturing revenue                                   12,911             8,742
  Royalties                                               47,707            77,589
  Contract revenue                                         1,031               811
                                                       ---------         ---------
Total revenues                                           169,571           146,406
                                                       ---------         ---------
Costs and expenses:
  Cost of sales and manufacturing revenues                46,986            28,521
  Research and development expenses                       34,769            20,969
  Acquired in-process research and development            12,000                --
  Selling, general and administrative expenses            47,002            30,571
  Amortization of acquired intangibles                    13,432             9,211
  Write-down of carrying value of investments              8,341            27,237
                                                       ---------         ---------
      Total costs and expenses                           162,530           116,509
                                                       ---------         ---------
      Operating income                                     7,041            29,897
                                                       ---------         ---------
Other income (expense):
  Investment income, net                                  13,396             8,942
  Interest expense                                       (19,828)          (19,828)
  Other income                                             3,860            26,938
                                                       ---------         ---------
                                                          (2,572)           16,052
                                                       ---------         ---------
Income before taxes                                        4,469            45,949

Tax provision                                              1,592               223
                                                       ---------         ---------
Net income                                             $   2,877         $  45,726
                                                       =========         =========
Basic earnings per common share                        $    0.07         $    1.06
                                                       =========         =========
Diluted earnings per common share                      $    0.07         $    1.05
                                                       =========         =========

Weighted average number of common shares
  issued and outstanding - basic                          43,350            43,116
                                                       =========         =========
Weighted average number of common shares
  issued and outstanding and dilutive potential
  common shares outstanding                               43,522            43,615
                                                       =========         =========

                  Enzon Pharmaceuticals, Inc. and Subsidiaries
                      Consolidated Condensed Balance Sheets
                         June 30, 2004 and June 30, 2003
                        (In thousands, except share data)
                                   (Unaudited)

                                                   June 30, 2004   June 30, 2003
                                                   -------------   -------------

Assets
Current assets:
  Cash and short-term investments                    $118,652        $ 91,799
  Accounts receivable, net                             25,977          33,173
  Inventory                                            11,215          11,786
  Other current assets                                 13,402          16,089
                                                     --------        --------
     Total current assets                             169,246         152,847
Property and equipment, net                            34,859          32,593
                                                     --------        --------
Other assets:
  Marketable securities                                67,582          61,451
  Other long-term assets                              465,034         481,675
                                                     --------        --------
                                                      532,616         543,126
                                                     --------        --------
     Total assets                                    $736,721        $728,566
                                                     ========        ========

Liabilities and Stockholders' Equity
Current and other liabilities                        $ 47,435        $ 36,982
Notes payable                                         400,000         400,000
Stockholders' equity                                  289,286         291,584
                                                     --------        --------
     Total liabilities and stockholders' equity      $736,721        $728,566
                                                     ========        ========

Common shares outstanding                              43,838          43,518
                                                     ========        ========

Item 12. Results of Operations and Financial Condition

On August 17, 2004, Enzon Pharmaceuticals, Inc. issued a press release to report its results of operations and financial condition for the completed fiscal quarter ended June 30, 2004. A copy of this press release is included as Exhibit
99.1 to this Form 8-K and incorporated into this Item 12 by reference.

The information in this Item 12, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2004


                                        By: /s/ Kenneth J. Zuerblis
                                            ------------------------------------
                                            Kenneth J. Zuerblis
                                            Vice President, Finance and
                                            Chief Financial Officer